Exhibit 10.4

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”) dated as of January 31, 2018 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), Värde Partners, Inc., (“Värde”) in its capacity as the Lead Lender (as defined in the Credit Agreement (as defined below)) and the other Lenders (as defined below) party hereto.

INTRODUCTION

Whereas, the Borrower, the Guarantors, the Administrative Agent, Värde as the Lead Lender (as defined therein) and the other lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Whereas, the Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2.          Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties contained in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)          The Credit Agreement is hereby amended by deleting the following definitions: “Existing Agent”, “Existing First Lien Debt” and all references thereto (other than references set forth in Section 6.15 and Article VIII clause (f), which shall be amended as set forth in clause (q) below), and “Existing First Lien Loan Documents”.

(b)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Amendment No. 4 Effective Date” means January 31, 2018.

“Permitted First Lien Credit Agreement” means that certain Credit Agreement, dated as of the Amendment No. 4 Effective Date (as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the Approved Permitted First Lien Intercreditor Agreement, in each case, from time to time) among the Borrower, Permitted First Lien Credit Agreement Agent, as administrative agent, the guarantors party thereto from time to time and the lenders party thereto from time to time.

“Permitted First Lien Credit Agreement Agent” means Riverstone Credit Management LLC and its successors, sub-agents and permitted assigns.

“Permitted First Lien Credit Agreement Liens” means Liens securing the Permitted First Lien Credit Agreement Obligations.

“Permitted First Lien Credit Agreement Obligations” means the “Obligations” as defined under the Permitted First Lien Credit Agreement.

“Permitted First Lien Debt” has the meaning assigned to such term in Section 6.02(i).

“Permitted First Lien Loan Documents” means the “Credit Documents” as defined under the Permitted First Lien Credit Agreement.

“Specified Preferred Stock” means Capital Stock of the Borrower that (a) is perpetual preferred stock, (b) is not Disqualified Stock, (c) does not require the scheduled payments of dividends in cash, cash equivalents or Permitted Investments prior to April 26, 2021 (it being understood, for the avoidance of doubt, that dividends in the form of additional Specified Preferred Stock or accrual to the stated value or liquidation preference thereof are permitted) and (d) is not and does not become convertible into or exchangeable for Indebtedness or any other Capital Stock that would (i) constitute Disqualified Stock or (ii) provide for the required scheduled payments of dividends in cash, cash equivalents or Permitted Investments prior to April 26, 2021.

(c)          Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as set forth below:

“Approved Permitted First Lien Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Permitted First Lien Credit Agreement Agent, the Administrative Agent and the Borrower.

“Approved Permitted RBL Intercreditor Agreement” means a customary intercreditor agreement in form and substance satisfactory to the Lead Lender and the Administrative Agent, which shall (a) at any time prior to the occurrence of the Lender Conversions, limit the principal amount of the applicable Permitted First Lien Debt to an amount not to exceed $50,000,000 (excluding, for the avoidance of doubt, the amount of any customary secured hedge and cash management obligations that are permitted under both the Permitted RBL Credit Agreement and this Agreement), and (b) contain other customary terms and provisions acceptable to the Lead Lender and the Administrative Agent; provided that any such Approved Intercreditor Agreement shall contain a provision which permits the Lenders to purchase the Indebtedness under the Permitted RBL Credit Agreement (which shall include any hedge and cash management obligations thereunder), at par plus accrued and unpaid interest and such buy-out right shall be triggered upon an event of default under the Permitted RBL Credit Agreement that is not cured, or waived by the lenders providing such Indebtedness, within a specified period and will otherwise be on customary terms acceptable to the Lead Lender and the Administrative Agent.

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“Change of Control” means:

(a)          any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any Lender or any Related Party thereof, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding Capital Stock (excluding (i) any issuance or conversion of any debt securities or other debt convertible into equity, and (ii) the issuance or conversion of any Specified Preferred Stock) normally entitled to vote in the election of directors (“Voting Stock”) of the Borrower (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(b)          except as permitted by Section 6.04, a disposition by Borrower or a Subsidiary pursuant to which Borrower or any Subsidiary sells, leases, licenses, transfers, assigns or otherwise Disposes, in one transaction or a series of related transactions, all or substantially all of the properties and assets of Borrower and its Subsidiaries taken as a whole;

(c)          the Borrower’s stockholders approve any plan relating to the liquidation or dissolution of the Borrower; or

(d)          the occurrence of a “Change of Control” as such term is defined in the Permitted RBL Credit Agreement or the Permitted First Lien Credit Agreement.

“Control Agreement” means a deposit account, securities or commodity account control agreement, as applicable, to be executed and delivered among any Credit Party, the Administrative Agent, the Permitted First Lien Credit Agreement Agent (prior to Payment in Full (as defined in the Permitted First Lien Credit Agreement)) and each bank at which such Credit Party maintains, any deposit, securities or commodity account, in each case, in form and substance reasonably acceptable to the Administrative Agent and the Lead Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of any change of control or asset sale or if otherwise permitted pursuant to the terms hereof (including as a result of any waiver or consent hereunder)), matures or is mandatorily redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than other Capital Stock (which would not constitute Disqualified Stock) at the sole option of the holder thereof, in whole or in part, on or prior to the date that is ninety one (91) days after the Maturity Date.

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“Net Cash Proceeds” means, (A) with respect to any Casualty Event or any Disposition or series of related Dispositions of any assets (including any Oil and Gas Property and Capital Stock of any Subsidiary) by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Casualty Event or such Disposition or Dispositions, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness and any repayment or prepayment premiums, and any interest or fees (to the extent not provided for in clause (ii) below) in respect thereof that is secured by such asset or assets and that is required to be repaid in connection with such Casualty Event or such Disposition or Dispositions (other than the Loans), (ii) the reasonable and documented out-of-pocket expenses (including Taxes, brokers fees, commissions and legal fees) incurred by the Borrower or such Subsidiary in connection with such Casualty Event or such Disposition or Dispositions, and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under indemnification obligations or purchase price adjustments; provided that to the extent that, and at the time that, any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds) (B) with respect to any Hedge Modification by the Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such Hedge Modification (after giving effect to any netting arrangements), over (b) the out-of-pocket expenses (including Taxes) incurred by the Borrower or such Subsidiary in connection with such Hedge Modification, and (C) with respect to any issuance or incurrence of Indebtedness that is not permitted by Section 6.02, the cash proceeds thereof, net of reasonable expenses (including Taxes, brokers fees, commissions and legal fees) incurred by the Borrower or such Subsidiary in connection therewith.

“Permitted RBL Credit Agreement” means a conforming, reserve based revolving credit facility in an aggregate principal amount not to exceed $50,000,000 (which shall be provided by one or more reserve-based lending financial institutions who regularly provide such facilities (e.g., commercial banks, investment banks and their affiliates but not hedge funds or other alternative capital providers) and shall contain a borrowing base based on customary advance rates for oil and gas reserves consistent with customary reserve based lending practices); provided that such $50,000,000 cap shall only apply prior to the occurrence of the Lender Conversions and, for the avoidance of doubt, shall not be reduced by the amount of any customary secured hedge and cash management obligations that are permitted under both the “Permitted RBL Credit Agreement” and this Agreement; provided further, that the Borrower shall only be permitted to incur any Indebtedness under the Permitted RBL Credit Agreement after or substantially contemporaneously with the indefeasible payment in full of the Permitted First Lien Credit Agreement Obligations and termination of the Permitted First Lien Credit Agreement.

“Permitted Senior Liens” means (i) following the payment in full of the Permitted First Lien Credit Agreement Obligations and termination of the Permitted First Lien Credit Agreement, the Permitted RBL Liens and (ii) prior to the payment in full of the Permitted First Lien Credit Agreement Obligations and termination of the Permitted First Lien Credit Agreement, the Permitted First Lien Credit Agreement Liens.

“Total Funded Debt” means, as of any date, the sum of any Indebtedness outstanding consisting of Revolving Debt, Permitted First Lien Debt, the Obligations and any other Indebtedness of the Credit Parties of the type specified in clauses (a), (b), (d) (to the extent due and owing) and (e) of the definition of Indebtedness.

(d)          Section 2.06(a) of the Credit Agreement is hereby amended by replacing all references to “March 31, 2019” with “September 30, 2020”:

(e)          Section 2.07(a) of the Credit Agreement is hereby amended by amending and restating such Section 2.07(a) in its entirety as set forth below:

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(a)          Unless the Majority Lenders shall agree in writing that no prepayment of the Loans is required pursuant to this Section 2.07, subject to any Approved Intercreditor Agreement, if any Credit Party shall consummate any Asset Sale, receive any Net Cash Proceeds from a Casualty Event or incur any Indebtedness (other than Indebtedness expressly permitted under Section 6.02) (each such event, a “Prepayment Event”), then, not later than two (2) Business Days after such Prepayment Event, the Borrower shall provide written notice to the Administrative Agent in accordance with Section 2.07(c) and, subject to Section 2.07(d), (i) apply all or any portion of such Net Cash Proceeds to the repayment of Loans and the payment of accrued and unpaid interest and the Make-Whole Amount payable under Section 2.09, and/or (ii) in the case of any Asset Sale or Casualty Event, elect (by written notice to the Administrative Agent and the Lead Lender) to reinvest all or any portion of such Net Cash Proceeds in Additional Assets; provided that if all or any portion of such Net Cash Proceeds are not so used to reinvest in Additional Assets within 180 days, the Borrower shall provide written notice to the Administrative Agent in accordance with Section 2.07(c) and, subject to Section 2.07(d), the remaining portion of such Net Cash Proceeds shall be applied on the last date of such period to the prepayment of Loans; provided further that notwithstanding anything herein to the contrary, any Net Cash Proceeds received from (1) any Asset Sale or Casualty Event that are not reinvested pursuant to this Section 2.07(a) or reinvested as otherwise permitted pursuant to the Permitted First Lien Credit Agreement, or (2) any Indebtedness (other than Indebtedness expressly permitted under Section 6.02), shall be applied first to repay the Permitted First Lien Obligations and when such Permitted First Lien Obligations are repaid in full, any remaining Net Cash Proceeds shall, subject to Section 2.07(d), be applied to the repayment of Loans and the payment of accrued and unpaid interest and the Make-Whole Amount payable under Section 2.09. The provisions of this Section 2.07(a) do not constitute a consent to any Disposition or the incurrence of any Indebtedness by any Credit Party.

(f)           Section 3.07 of the Credit Agreement is hereby amended by restating the second sentence thereof in its entirety as set forth below:

As of the Amendment No. 4 Effective Date, the Borrower and each Subsidiary is in compliance with the Permitted First Lien Loan Documents and the execution, delivery and performance of the Loan Documents will not constitute a violation of any Permitted First Lien Loan Document.

(g)          Section 5.02(g) of the Credit Agreement is hereby amended by amending and restating such Section 5.02(g) in its entirety as set forth below:

(g)          promptly following the execution and delivery thereof, copies of (i) any amendment, modification, waiver or other change to the Permitted First Lien Credit Agreement or the Permitted RBL Credit Agreement, together with a certificate of a Responsible Officer certifying that such copies are true, correct and complete as of the date of delivery and (ii) all certificates, compliance certificates, reserve reports, financial statements, and required notifications required to be delivered to the Permitted First Lien Credit Agreement Agent under the Permitted First Lien Credit Agreement;

(h)          Section 5.02(h) of the Credit Agreement is hereby amended by amending and restating such Section 5.02(h) in its entirety as set forth below:

(h)          promptly following the furnishing or receipt thereof, copies of any default notices under the Permitted First Lien Credit Agreement or the Permitted RBL Credit Agreement not otherwise required to be furnished to the Lenders pursuant to any other provisions of this Agreement; and

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(i)           Section 5.10 of the Credit Agreement is hereby amended by adding a new Section 5.10(c), which shall read in its entirety as set forth below:

(c)          To the extent required by the Permitted First Lien Credit Agreement, the Borrower will, and will cause each Subsidiary and each Affiliate of the Borrower that is an operator of any Oil and Gas Properties of the Borrower or any of its Subsidiaries to either (i) add the Administrative Agent as a party to any operator lien waiver agreement executed in favor of the Permitted First Lien Credit Agreement Agent, or (ii) provide a lien waiver to the Administrative Agent in substantially the same form as has been provided to the Permitted First Lien Credit Agreement.

(i)           Section 5.14 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, and subject to the covenant set forth in Section 5.18(d), the requirements set forth in this Section 5.14 shall not apply to ImPetro Oil & Gas, LLC, a New Mexico limited liability company.

(j)           Section 5.15 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, and subject to the covenant set forth in Section 5.18(d), the requirements set forth in this Section 5.15 shall not apply to ImPetro Oil & Gas, LLC, a New Mexico limited liability company.

(k)          Section 5.17(c) of the Credit Agreement is hereby amended by amending and restating such Section 5.17(c) in its entirety as set forth below:

(c)          Notwithstanding anything herein to the contrary, (i) if at any time any Collateral pledged to secure the Revolving Debt Obligations or Permitted First Lien Credit Agreement Obligations is not also pledged to secure the Obligations, the Borrower will, and will cause each Subsidiary to, pledge such Collateral to secure the Obligations and (ii) if at any time any Subsidiary guaranteeing any Revolving Debt Obligations or Permitted First Lien Credit Agreement Obligations is not also Guaranteeing the Obligations, the Borrower will cause such Subsidiary to Guarantee the Obligations, in each case, on the terms set forth in the Approved Permitted First Lien Intercreditor Agreement.

(l)           Section 5.18 of the Credit Agreement is hereby amended by adding a new clause (d) to the end thereof as set forth below:

(d)          Within 60 days after the Amendment No. 4 Effective Date (or such longer time period as the Lead Lender may permit in its sole discretion), the Borrower covenants and agrees to have caused either (i) ImPetro Oil & Gas, LLC, a New Mexico limited liability company (“ImPetro Oil & Gas”), to execute and deliver to the Administrative Agent a Counterpart Agreement in the form of Exhibit C to the Credit Agreement or (ii) ImPetro Oil & Gas to dissolve and cause all permits and licenses in the name thereof to have been transferred to ImPetro Operating LLC, a Delaware limited liability company.

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(m)         Section 6.02(i) of the Credit Agreement is hereby amended by amending and restating such Section 6.02(i) in its entirety as set forth below:

(i)          (A) following the payment in full of the Permitted First Lien Credit Agreement Obligations and termination of the Permitted First Lien Credit Agreement, Indebtedness under the Permitted RBL Credit Agreement in an aggregate principal amount not to exceed $50,000,000 plus any customary secured hedge and cash management obligations that are permitted thereunder and hereunder (the “Revolving Debt”) and (B) prior to the payment in full of the Permitted First Lien Credit Agreement Obligations and termination of the Permitted First Lien Credit Agreement, Indebtedness under the Permitted First Lien Credit Agreement in an aggregate principal amount not to exceed $50,000,000 plus any customary secured hedge obligations that are permitted thereunder and hereunder (the “Permitted First Lien Debt”); provided that such Indebtedness permitted by this Section 6.02(i) shall at all times be subject to an Approved Intercreditor Agreement;

(n)          Section 6.03(g) of the Credit Agreement is hereby amended by amending and restating such Section 6.03(g) in its entirety as set forth below:

(g)          the Permitted Senior Liens and any Liens securing any secured hedge and cash management obligations that are permitted under the Permitted RBL Credit Agreement or the Permitted First Lien Credit Agreement, as applicable, and hereunder, in each case, subject to an Approved Intercreditor Agreement;

(o)          Section 6.09(a) of the Credit Agreement is hereby amended by amending and restating such Section 6.09(a) in its entirety as set forth below:

(a)          the declaration and payment of dividends or distributions by the Borrower (a) solely in Capital Stock (other than Disqualified Stock and Specified Preferred Stock) of the Borrower, (b) solely in Capital Stock constituting Specified Preferred Stock and (c) in cash in lieu of the issuance of fractional shares of Capital Stock in connection with any transaction permitted under this Agreement;

(p)          Section 6.10(b) of the Credit Agreement is hereby amended by amending and restating such Section 6.10(b) in its entirety as set forth below:

(b)          the Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person and the Borrower delivers to the Administrative Agent, if requested by the Lead Lender, a resolution of the Board of Directors of the Borrower set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Borrower (or by a committee formed by such Board of Directors).

(q)          Clause (i) of the proviso at the end of Section 6.11 of the Credit Agreement is hereby amended by adding the words “the documentation evidencing the Specified Preferred Stock,” immediately before “any Loan Documents, Revolving Loan Documents or Existing First Lien Loan Documents”.

(r)           Section 6.11 of the Credit Agreement is hereby amended by replacing the reference to “Existing First Lien Loan Documents” with “Permitted First Lien Loan Documents”.

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(s)          Section 6.13 of the Credit Agreement is hereby amended by amending and restating such Section 6.13 in its entirety as set forth below:

Section 6.13         Certain Amendments to Organizational Documents. The Borrower will not, nor will it permit any of its Subsidiaries to enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents if the effect thereof would be materially adverse to the Administrative Agent or any Lender; provided that nothing in this Section 6.13 shall prohibit any modification of the organizational documents of the Borrower in connection with the issuance or conversion of the Specified Preferred Stock.

(t)           Section 6.15 and Article VIII clause (f) of the Credit Agreement is hereby amended by replacing all references to “Existing First Lien Debt” with “Permitted First Lien Debt”.

(u)          Section 6.18 of the Credit Agreement is hereby amended by amending and restating such Section 6.18 in its entirety as set forth below:

Section 6.18         Permitted First Lien Loan Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or permit any modification or amendment of or waive any material right or obligation of any Person under any Permitted First Lien Loan Document or Revolving Loan Document, in each case, except in accordance with the applicable Approved Intercreditor Agreement. Furthermore, the Borrower will not, nor will it permit any of its Subsidiaries to, (a) enter into or permit any amendment or Replacement (as defined in the applicable Approved Intercreditor Agreement) of, or waiver or consent to, any Permitted First Lien Document or Revolving Loan Document or (b) incur, create, assume or suffer to exist any Priority Lien Obligations (as defined in the applicable Approved Intercreditor Agreement), including pursuant to any Replacement, in each case, in violation of the applicable Approved Intercreditor Agreement, including, without limitation, Sections 4.04 and 4.05 thereto.

(v)         Article VI of the Credit Agreement is hereby amended by adding a new Section 6.19 after Section 6.18 as set forth below:

Section 6.19         Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower complies with Section 5.14. The Borrower will not, and will not permit any Subsidiary to, sell, assign or otherwise dispose of any Capital Stock in any Subsidiary except (a) to the Borrower or any other Subsidiary or (b) in compliance with Section 6.05. The Borrower will not, and will not permit any Person other than the Borrower or one of its Subsidiaries, to own any Capital Stock in any Subsidiary.

(w)         Article VI of the Credit Agreement is hereby amended by adding a new Section 6.20 after Section 6.19 as set forth below:

Section 6.20         Control Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, at any time (a) establish or maintain a deposit account, securities account or commodity account (other than Excluded Accounts) without executing and delivering to Administrative Agent a Control Agreement in form and substance reasonably satisfactory to the Lead Lender and the Administrative Agent covering the applicable deposit account, securities account or commodity account as provided in Section 5.16 and (b) deposit Collateral (including the proceeds thereof), cash receipts, or the proceeds of Loans in a deposit account, securities account or commodity account (other than Excluded Accounts) that is not subject to a Control Agreement; provided that, to the extent not already in compliance in this Section 6.20 on the Amendment No. 4 Effective Date, the Borrower shall have thirty (30) days following the Amendment No. 4 Effective Date (or such later date that the Leading Lender may agree in its sole discretion) to get in compliance with this Section 6.20.

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(x)          Article VIII clause (p) of the Credit Agreement is hereby amended by amending and restating such clause (p) in its entirety as set forth below:

(p)          an “Event of Default” under and as defined in the Permitted RBL Credit Agreement or the Permitted First Lien Credit Agreement, as applicable, shall have occurred and be continuing, it being understood that if any such “Event of Default” has occurred as a result of the Borrower’s breach of a financial covenant, and the Borrower elects to cure and does cure such breach using its equity cure rights under the Permitted RBL Credit Agreement or the Permitted First Lien Credit Agreement, as applicable, in accordance with the terms thereof, such breach of such financial covenant shall not constitute an Event of Default hereunder; or

(y)          Clause (a)(ii) of Section 10.01(a) of the Credit Agreement is hereby amended by amending and restating the information immediately after “with a copy to” in such clause (a)(ii) in its entirety as set forth below:

Ballard Spahr LLP

Attention: Mark Dietzen

2000 IDS Center, 80 South 8th St.

Minneapolis, MN 55402

Facsimile: (612) 371-3207

Email: dietzenm@ballardspahr.com

(z)          Clause (a)(iii) of Section 10.01(a) of the Credit Agreement is hereby amended by amending and restating the information immediately after “with a copy to” in such clause (a)(iii) in its entirety as set forth below:

Kirkland & Ellis LLP

Attn: Lucas E. Spivey, P.C.

609 Main Street, Suite 4700

Houston, TX 77002

Tel: 713 836 3640

Email: lucas.spivey@kirkland.com; and

(aa)        The first sentence of the second paragraph of Section 10.18 of the Credit Agreement is hereby amended by adding the following immediately before the period at the end of such sentence: “provided, however, that, notwithstanding the foregoing, if the Borrower issues any Specified Preferred Stock to the Lead Lender and/or any of its Affiliates, then the number of directors the Lenders shall have the right to appoint pursuant to this Section 10.18 shall in no event exceed one (1)”.

(bb)       Schedule 11.01 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Public Offering Amount” shall mean (i) at any time prior to the issuance of any Specified Preferred Stock to the Lead Lender and/or any of its Affiliates, $50,000,000, and (ii) at any time on or after the issuance of any Specified Preferred Stock to the Lead Lender and/or any of its Affiliates, $100,000,000.

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(cc)        The definition of “Additional Shares of Common Stock” in Schedule 11.01 to the Credit Agreement is hereby amended by:

(i)          amending and restating clause (v) of such definition in its entirety as set forth below:

(v)         shares of Common Stock, Options or Convertible Securities issued by the Borrower in one or more underwritten public offerings for cash following the Effective Date for gross proceeds in an amount up to the Public Offering Amount;

(iii)        amending and restating clause (vi) of such definition in its entirety as set forth below:

(vi)        shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition by the Borrower or any of its Subsidiaries of another Person or any assets of any other Person, whether by merger, purchase or otherwise which issuance either (A) is consented to by the Lead Lender or (B) consists of Common Stock issued as consideration for the Specified Transaction (as defined in the Permitted First Lien Credit Agreement as in effect on the Amendment No. 4 Effective Date); or

; and

(iv)        adding a new clause (vii) at the end of such definition as set forth below:

(vii)       (A) shares of Specified Preferred Stock issued to the Lead Lender and/or any of its Affiliates, (B) shares of Common Stock or Convertible Securities issued upon conversion of shares of Specified Preferred Stock issued to the Lead Lender and/or any of its Affiliates or any such Convertible Securities or (C) shares of Specified Preferred Stock, Common Stock, Options or Convertible Securities issued (or increases in the stated (or similar) amount thereof) as a dividend or distribution on shares of such Specified Preferred Stock or on any Convertible Securities issued upon conversion of shares of such Specified Preferred Stock.

Section 3.          Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Loan Documents are valid and subsisting and secure the Credit Parties’ obligations under such Loan Documents.

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Section 4.          Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:

(a)          the Administrative Agent and the Lead Lender shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders party hereto (which constitute all Lenders party to the Credit Agreement) and the Lead Lender;

(b)          the Borrower shall have paid on or about the Effective Date all costs and expenses which are payable pursuant to Section 10.03 of the Credit Agreement and which have been invoiced no later than one Business Days prior to the date hereof; and

(c)          the Lead Lender and the Administrative Agent shall have received executed copies of the Permitted First Lien Credit Agreement and all Credit Documents (as defined therein).

Section 5.          Acknowledgments and Agreements.

(a)          RESERVED.

(b)          The Lead Lender and the Lenders party hereto hereby waive (i) any Default or Event of Default that has occurred solely as a result of (A) the Borrower’s failure to list ImPetro Oil & Gas, LLC, a New Mexico limited liability company (one if its Subsidiaries) (“ImPetro Oil & Gas”) on Schedule 3.13 of the Credit Agreement on the Closing Date or otherwise notify the Lenders of ImPetro Oil & Gas or (B) the Borrower’s failure to comply with Section 5.14 or Section 5.15 with respect to ImPetro Oil & Gas (each, a “Subject Default”) or (ii) any Default or Event of Default that otherwise has occurred solely as a result of any failure to deliver notice of any Subject Default (the consents and waivers set forth in this Section 5(a), collectively, the “Consent and Waiver”).

(c)          The Consent and Waiver is limited to the extent expressly described herein and shall not be construed to be a consent to or a waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents except to the extent expressly described herein. The Secured Parties reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

(d)          Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(e)          This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

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Section 6.          Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 7.          Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Loan Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

Section 8.          Counterparts. This Amendment may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9.          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.         Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 11.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Section 10.09 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.

Section 12.         Instruction to Administrative Agent. The Lenders hereby (i) authorize and instruct the Administrative Agent to execute and deliver this Amendment and the Approved Permitted First Lien Intercreditor Agreement (as defined in the Credit Agreement after giving effect to this Amendment) and (ii) acknowledge and agree that the instruction set forth in this Section 12 constitutes an instruction from the Lenders under the Loan Documents, including Section 9.03 and Section 9.04 of the Credit Agreement.

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Section 13.         RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 13 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 13. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 13 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 14.         Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

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EXECUTED to be effective as of the date first above written.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	EVP, Chief Financial Officer and Treasurer

GUARANTORS:

BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
LILIS OPERATING COMPANY, LLC
IMPETRO OPERATING, LLC
IMPETRO RESOURCES, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 4 to Credit Agreement

ADMINISTRATIVE AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Alisha Clendaniel
Name:	Alisha Clendaniel
Title:	Banking Officer

LEAD LENDER:

VÄrde Partners, Inc.

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

Signature Page to Amendment No. 4 to Credit Agreement

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

The Värde Fund VI-A, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde INVESTMENT PARTNERS, L.P.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE Värde FUND XI (MASTER), L.P.
By Värde Fund XI G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Värde investment partners (offshore) master, L.p.
By Värde Investment Partners G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE SKYWAY Master fund, L.P.
By The Värde Skyway Fund G.P., LLC, Its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XII (mASTER), L.P.
By The Värde Fund XII G.P., L.P., Its General Partner
By: The Värde Fund XII UGP, LLC, its General Partner
By Värde Partners, L.P., Its Managing Member
By Värde Partners, Inc., Its General Partner

Signature Page to Amendment No. 4 to Credit Agreement